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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 15, 1999

                             DOWNEY FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)





                 DELAWARE                                 33-0633413
     (State or other jurisdiction of               (I.R.S. employer
      incorporation or organization)                identification number)

                         COMMISSION FILE NUMBER: 1-13578

                               3501 JAMBOREE ROAD
                         NEWPORT BEACH, CALIFORNIA 92660
              (Address of principal executive offices and zip code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949)854-0300



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ITEM 5. OTHER EVENTS.

     On June 2, 1999, a complaint was filed in the Superior Court of the State of California in and for the County of Los Angeles against sixteen large banks located in California, including Downey Savings and Loan Association F.A. (the "Bank"). The complaint alleges that the defendant banks fraudulently obtained monies from homeowners/mortgage borrowers by charging them deed of trust reconveyance fees but failing to actually reconvey the related deed of trust upon refinancing or repayment of the loan. The complaint further alleges that the defendant banks failed to refund the reconveyance fee to the homeowner/mortgage borrower and failed to escheat the money to the State of California, as required by California law. Plaintiff seeks monetary damages against the defendants in excess of $100,000,000.

     It is and has been the Bank's practice to effect a reconveyance of the deed of trust when a homeowner/mortgage borrower refinances or repays the loan. Therefore, the material factual allegations of the complaint have no foundation in fact with respect to the Bank. Management believes that the resolution of this matter will not have a material effect on the Bank's or the Company's financial position or results of operations.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


         Not applicable.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DOWNEY FINANCIAL CORP.





Date:  July 15, 1999                  By        /s/ Thomas E. Prince
                                             ----------------------------
                                                    Tomas E. Prince
                                             Executive Vice President and
                                               Chief Financial Officer


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